As filed with the Securities and Exchange Commission on February 21, 2003.

File No. 333-102014

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO FORM S-4 REGISTRATION STATEMENT

ON

FORM S-8 REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

MAPICS, Inc.

(Exact Name of Issuer as Specified in its Charter)

Georgia	04-2711580
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

1000 Windward Concourse Parkway, Suite 100

Alpharetta, Georgia 30005

(678) 319-8000

(Address, including zip code, and telephone number of Principal Executive Offices)

Frontstep Amended and Restated Non-Qualified Stock Option Plan for Key Employees

Frontstep Second Amended and Restated 1999 Non-Qualified Stock Option Plan for Key Employees

Symix Non-Qualified Stock Option Plan for Key Executives

(Full Titles of the Plans)

MARTIN D. AVALLONE

Vice President, General Counsel and Secretary

MAPICS, Inc.

1000 Windward Concourse Parkway, Suite 100

Alpharetta, Georgia 30005

(678) 319-8000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to: LAURA G. THATCHER Alston & Bird LLP One Atlantic Center 1201 West Peachtree Street, NW Atlanta, Georgia 30309-3424 (404) 881-7546

EXPLANATORY NOTE

This Post-Effective Amendment No. 1 to Form S-4 Registration Statement on Form S-8 filed by MAPICS, Inc. (the “Company”) relates to 542,258 shares of the Company’s Common Stock (the “Shares”), including 238,974 Shares to be issued pursuant to the exercise of options under the Frontstep Amended and Restated Non-Qualified Stock Option Plan for Key Employees, 182,945 Shares to be issued pursuant to the exercise of options under the Frontstep Second Amended and Restated 1999 Non-Qualified Stock Option Plan for Key Employees, and 120,339 Shares to be issued pursuant to the exercise of options under the Symix Non-Qualified Stock Option Plan for Key Executives. Such options were assumed by the Company pursuant to the Agreement and Plan of Merger dated as of November 24, 2002, by and among the Company, FP Acquisition Sub, Inc., and Frontstep, Inc. All of the Shares registered hereby were previously registered on the Company’s Registration Statement on Form S-4 (File No. 333-102014) (the “Form S-4”) and are being transferred to this Registration Statement on Form S-8 by way of this Post-Effective Amendment No. 1 to the Form S-4.

PART I.    INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

(a)  The documents constituting Part I of this Registration Statement will be sent or given to participants in the Plans as specified by Rule 428(b)(1) under the Securities Act of 1933, as amended.

(b)  Upon written or oral request, the Company will provide, without charge, the documents incorporated by reference in Item 3 of Part II of this Registration Statement. The documents are incorporated by reference in the Section 10(a) prospectus. The Company will also provide, without charge, upon written or oral request, other documents required to be delivered to employees pursuant to Rule 428(b). Requests for the above mentioned information should be directed to Martin D. Avallone, Vice President, General Counsel and Corporate Secretary, at (678) 319-8000.

PART II.    INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 3.    Incorporation of Documents by Reference

The following documents have been filed by MAPICS, Inc. (File No. 0-18674) with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and are deemed to be a part hereof from the date of the filing of such documents:

(1)  The Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2002;

(2)  The Company’s Quarterly Report on Form 10-Q for the quarterly period ended December 31, 2002;

(3)  The Company’s Current Report on Form 8-K filed with the Commission on February 19, 2003;

(4)  All other reports filed by the Company pursuant to Section 13(a) or 15(d) of the Exchange Act since September 30, 2002;

(5)  The description of Common Stock contained in the Company’s Registration Statement on Form 8-A dated March 31, 1998, as amended on Form 8-A/A dated August 21, 1998, filed under Section 12 of the Exchange Act, including all amendments or reports filed for the purpose of updating such description; and

(6)  All other documents subsequently filed by the Company pursuant to Section 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered have been sold or that deregisters all securities that remain unsold.

Any statement contained in a document incorporated or deemed incorporated herein by reference shall be deemed to be modified or superseded for the purpose of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is, or is deemed to be, incorporated herein by reference modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.    Description of Securities. Not Applicable.

Item 5.    Interests of Named Experts and Counsel. Not Applicable.

Item 6.    Indemnification of Directors and Officers

As provided under the Georgia Business Corporation Code (the “Code”), the Company’s Articles of Incorporation provide that a director of the Company shall not be liable to the Company or its shareholders for monetary damages for any action taken, or any failure to take any action, as a director, except that such provision shall not eliminate or limit the liability of a director (a) for any appropriation, in violation of his or her duties, of any business opportunity of the Company, (b) for acts or omissions which involve intentional misconduct or a knowing violation of law, (c) for unlawful corporate distributions, or (d) for any transaction from which the director received an improper benefit.

Under its Bylaws, the Company is required to indemnify its directors and board-appointed officers, and may indemnify its agents and employees, against judgments, fines, penalties, amounts paid in settlement, and reasonable expenses, including attorney’s fees, resulting from various types of legal actions or proceedings, including, but not limited to any threatened, pending, or completed action, suit or proceeding whether civil, criminal, administrative, arbitrative or investigative and whether formal or informal, if the actions of the party being indemnified meet the standards of conduct specified therein. Determination concerning whether or not the applicable standard of conduct has been met can be made by (a) the Board of Directors by a majority vote of a quorum of disinterested directors, (b) if such quorum cannot be obtained, a majority vote of a committee of two or more disinterested directors, (c) special legal counsel, or (d) the disinterested shareholders. No indemnification shall be made (i) in connection with a proceeding by or in the right of the Company, except for reasonable expenses incurred in connection with the proceeding if it is determined that the indemnitee has met the relevant standard of conduct, or (ii) in connection with any other proceeding in which such person was adjudged liable on the basis that personal benefit was improperly received by him or her. The Company is required to advance funds to pay for or reimburse the reasonable expenses incurred by its directors and board-appointed officers if he or she delivers to the Company (i) a written affirmation of his or her good faith belief that he or she has met the relevant standard of conduct or that the proceeding involves conduct for which such person’s liability has been eliminated under the Company’s Articles of Incorporation; and (ii) his or her written undertaking to repay any funds advanced if it is ultimately determined that the director or officer is not entitled to indemnification under the Bylaws or the Code.

Item 7.    Exemption from Registration Claimed. Not Applicable.

Item 8.    Exhibits

Exhibit Number	Description
4.1

Articles of Incorporation of the Company, as amended (incorporated by reference from Exhibit 3.1 to the Company’s Registration Statement on Form S-4 dated December 19, 2002, as amended by Form S-4/A, dated January 15, 2003, File No. 333-102014)

Exhibit Number	Description
4.2	By-laws of the Company, as amended (incorporated by reference from Exhibit 3.2 to the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2001)

4.3

Amended and Restated Rights Agreement, dated as of March 30, 1998, among MAPICS, Inc., a Georgia corporation, MAPICS, Inc. a Massachusetts corporation, and BankBoston, N.A., as its rights agent, which includes as Exhibit A the terms of the Series F Preferred Stock, as Exhibit B the Form of Rights Certificate, and as Exhibit C the Form of Summary of Rights to Purchase Preferred Stock (incorporated by reference from Exhibit 4 to Registration Statement on Form 8-A dated March 31, 1998, as amended by Form 8-A/A, dated August 21, 1998, File No. 000-18674)

4.4

First Amendment dated September 16, 2002 to Amended and Restated Rights Agreement between MAPICS, Inc. and SunTrust Bank (incorporated by reference from Exhibit 4.3 to the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2002)

4.5

Second Amendment dated September 16, 2002 to Amended and Restated Rights Agreement between MAPICS, Inc. and SunTrust Bank (incorporated by reference from Exhibit 4.3 to the Company’s Registration Statement on Form S-4 dated December 19, 2002, as amended by Form S-4/A, dated January 15, 2003, File No. 333-102014)

5.1	Opinion of Counsel

23.1	Consent of Counsel (included in Exhibit 5.1)

23.2	Consent of PricewaterhouseCoopers LLP

24.1	Power of Attorney (included on signature page)

Item 9.    Undertakings

(a)  The undersigned Company hereby undertakes:

(1)  To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)   To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)  To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

(iii)  To include any material information with respect to the Plans of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Company pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

        (2)  That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities being offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3)  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)  The undersigned Company hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Company’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(Signatures on following page)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Alpharetta, State of Georgia, on February 21, 2003.

MAPICS, Inc.

By:	/S/ RICHARD C. COOK
Richard C. Cook President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Richard C. Cook and Martin D. Avallone, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of the, or their or his substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated as of February 21, 2003.

Signatures	Title

/S/ RICHARD C. COOK Richard C. Cook	President, Chief Executive Officer and Director (Principal Executive Officer)

/S/ MICHAEL J. CASEY Michael J. Casey	Vice President of Finance, Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)

/S/ GEORGE A. CHAMBERLAIN, 3d George A. Chamberlain, 3d	Director

(Signatures continued on following page)

/S/ JULIA B. NORTH Julia B. North	Director

/S/ EDWARD J. KFOURY Edward J. Kfoury	Director

/S/ TERRY H. OSBORNE Terry H. Osborne	Director

/S/ H. MITCHELL WATSON, JR. H. Mitchell Watson, Jr.	Director

EXHIBIT INDEX

TO

REGISTRATION STATEMENT ON FORM S-8

Exhibit Number	Description
4.1

Articles of Incorporation of the Company, as amended (incorporated by reference from Exhibit 3.1 to the Company’s Registration Statement on Form S-4 dated December 19, 2002, as amended by Form S-4/A, dated January 15, 2003, File No. 333-102014)

4.2	By-laws of the Company, as amended (incorporated by reference from Exhibit 3.2 to the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2001)
4.3

Amended and Restated Rights Agreement, dated as of March 30, 1998, among MAPICS, Inc., a Georgia corporation, MAPICS, Inc. a Massachusetts corporation, and BankBoston, N.A., as its rights agent, which includes as Exhibit A the terms of the Series F Preferred Stock, as Exhibit B the Form of Rights Certificate, and as Exhibit C the Form of Summary of Rights to Purchase Preferred Stock (incorporated by reference from Exhibit 4 to Registration Statement on Form 8-A dated March 31, 1998, as amended by Form 8-A/A, dated August 21, 1998, File No. 000-18674)

4.4

First Amendment dated September 16, 2002 to Amended and Restated Rights Agreement between MAPICS, Inc. and SunTrust Bank (incorporated by reference from Exhibit 4.3 to the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2002)

4.5

Second Amendment dated September 16, 2002 to Amended and Restated Rights Agreement between MAPICS, Inc. and SunTrust Bank (incorporated by reference from Exhibit 4.3 to the Company’s Registration Statement on Form S-4 dated December 19, 2002, as amended by Form S-4/A, dated January 15, 2003, File No. 333-102014)

5.1	Opinion of Counsel
23.1	Consent of Counsel (included in Exhibit 5.1)
23.2	Consent of PricewaterhouseCoopers LLP
24.1	Power of Attorney (included on signature page)